EXHIBIT 99.1

PRESS RELEASE DATED AUGUST 28, 2007

PATCH
INTERNATIONAL

Patch International Adjourns Special Meeting of Stockholders

CALGARY, Alberta, August 28, 2007 -- Patch International Inc. (OTCBB: PTCH) (the “Company”) wishes to announce that the Special Meeting of Stockholders scheduled for Tuesday, August 28, 2007, has been adjourned to reconvene on Friday, September 14, 2007 at 9:00 a.m. at the offices of Borden Ladner Gervais LLP, Suite 1100, 400 Third Avenue S.W., Calgary, Alberta.  The special meeting adjournment is for the purpose of allowing additional time for stockholders to submit proxies.  The polls will remain open during the adjournment.  The record date for stockholders entitled to vote at the special meeting remains July 17, 2007.

For further information, please contact:

Jason Dagenais
Chief Operating Officer

OR

Cathy Forsyth
Investor Relations Manager
Patch International Inc.
1-888-864-7372
Email:  info@patchenergy.com

Please visit Patch’s website at www.patchenergy.com

No regulatory authority has approved nor disapproved the contents of this press release.

Forward Looking Statement:

This news release contains certain statements that may be deemed "forward-looking statements" about the development of oil sands in Alberta, Canada.  All statements in this release, other than statements of historical fact, that address future production, reserve/resource potential, exploration drilling, exploitation activities and events or developments that the Company expects to occur, are forward looking statements.  Forward looking statements are statements that are not historical facts and are generally, but not always, identified by the words "expects", "plans" "anticipates", "believes", "intends", "estimates", "projects", "potential" and similar expressions, or that events or conditions "will", "would", "may", "could" or "should" occur.  Information inferred from the interpretation of drilling results and information concerning mineral resource estimates may also be deemed to be forward looking statements, as it constitutes a prediction of what might be found to be present when and if a project is actually developed.  Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results may differ materially from those in the forward-looking statements.  Factors that could cause the actual results to differ materially from those in forward-looking statements include market prices, exploitation and exploration successes, and continued availability of capital and financing, and general economic, market or business conditions.  Investors are cautioned that any such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements.  Forward-looking statements are based on the beliefs, estimates and opinions of the Company’s management on the date the statements are made.  The Company undertakes no obligation to update these forward-looking statements in the event that management's beliefs, estimates or opinions, or other factors, should change.  For further information investors should review the Company’s filings that are available at www.sec.gov.

Phone 403.441.4390                                               Suite 300, 441 - 5th Avenue SW Calgary Alberta Canada T2P 2V1                                                 Fax 403.441.4395